Exhibit 99.1

Optical Communication Products, Inc. Announces Closing of Transaction with GigaComm Corporation

WOODLAND HILLS, Calif.--(BUSINESS WIRE)—August 25, 2006-- Optical Communication Products, Inc. (NASDAQ NMS: OCPI), a leading manufacturer of optical subsystems and modules, today announced it has completed its acquisition of privately-held GigaComm Corporation, a Taiwan-based supplier of passive optical network (PON) fiber-to-the-home (FTTH) components, as previously announced on July 13, 2006.

About Optical Communication Products:

OCP designs, manufactures and sells a comprehensive line of high performance, highly reliable fiber optic subsystems and modules for metropolitan area, local area and storage area networks. OCP's subsystems and modules include optical transmitters, receivers, transceivers and transponders that convert electronic signals into optical signals and back to electronic signals, enabling high-speed communication of voice and data traffic over public and private fiber optic networks. Its strategy calls for more comprehensive product offerings, a balance between growth and industry-leading financial strength, and concerted penetration of global markets. For more information visit OCP's web site at www.ocp-inc.com or the www.globalprovince.com link to Investor Digest.

OCP was founded in 1991 and has its headquarters in Woodland Hills, California. Furukawa Electric Co. Ltd., based in Tokyo, beneficially owns 58% of OCP's outstanding capital stock as of June 30, 2006. OCP currently has approximately 370 employees.

About GigaComm:

GigaComm was founded in 2000, has its headquarters and manufacturing facilities in the Hsinchu Science-Based Industrial Park in Taiwan, ROC, and has approximately 300 employees. GigaComm has been privately financed since its inception by a syndicate of institutional and private investors in Taiwan.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements include those detailed under "Risk Factors" and elsewhere in filings with the Securities and Exchange Commission made from time to time by OCP, including its periodic filings on Forms 10-K, 10-Q and 8-K. Other factors that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements include (A) factors relating to the Company and the fiber optic communications industry, such as (i) the risk that our customers are unable to reduce their inventory levels in the near-term and (ii) the risk that we are unable to diversify and increase our customer base; (B) factors relating to the acquisition of GigaComm, such as (i) the possibility that the anticipated benefits from the acquisition cannot be fully realized, (ii) our ability to successfully integrate the operations of GigaComm with those of OCP, and the possibility that costs or difficulties related to the integration will be greater than expected, (iii) our ability to implement future business and acquisition strategies, and (iv) our ability to retain personnel of GigaComm; and (C) factors relating to doing business in Taiwan, such as (i) risks relating to political and diplomatic issues between Taiwan and The People's Republic of China, (ii) risk of natural disasters in Taiwan, such as earthquakes and typhoons, (iii) economic and regulatory developments, (iv) potential difficulty in enforcing agreements and recovering damages for their breach, (v) exposure to greater risk of misappropriation of intellectual property, (vi) disruption of air transportation from Asia, (vii) changes in tax laws, tariffs and freight rates, (viii) difficulty of managing global operations, including staffing and managing foreign operations, (ix) differing labor regulations, and (x) foreign currency risk. OCP undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT:  Optical Communication Products, Inc.

Philip F. Otto, President and Chief Executive Officer, 818-251-7157

or

Frederic T. Boyer, Chief Financial Officer, 818-251-7220

SOURCE:	Optical Communication Products, Inc.